EXHIBIT 10.1

KCG HOLDINGS, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE AND EFFECTIVENESS
1.1    Purpose. The purpose of the KCG Holdings, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) is to (1) attract, retain and motivate officers, employees and directors of the Company (as defined below), (2) compensate officers, employees and directors of the Company by providing a method whereby such officers, employees, and directors are encouraged to increase their proprietary interest in the Company and (3) promote the long-term financial interest of the Company by aligning the interests of officers, employees and directors with those of Company shareholders.
1.2    Prior Plans. The Plan was originally assumed by the Company from The Knight Capital Group, Inc. on July 1, 2013 and, prior to such assumption, had replaced the Knight Capital Group, Inc. 2006 Equity Incentive Plan, the Knight Capital Group, Inc. 2003 Equity Incentive Plan, the Knight Capital Group, Inc. 1998 Long-Term Incentive Plan and the 1998 Non-Employee Director Stock Option Plan (together, the “Prior Plans”) for Awards granted on or after May 12, 2010. No Awards may be granted under the Prior Plans and the Plan will not affect the terms or conditions of any Awards granted under the Prior Plans prior to May 12, 2010.
1.3    Effective Dates and Stockholder Approval. The Plan was amended and restated as the KCG Holdings, Inc. Amended and Restated Equity Incentive Plan by the Board on November 18, 2013, subject to the approval by the shareholders of the Company, which was obtained on December 19, 2013 (the “Effective Date”). The Plan was further amended and restated as the KCG Holdings, Inc. Amended and Restated Equity Incentive Plan by the Board on April 1, 2015, subject to the approval by the shareholders of the Company, which was obtained on May 12, 2015.
1.4    Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after December 19, 2023; provided, further, that no Awards (other than an Option or Stock Appreciation Right) that are intended to be “performance-based” under Section 162(m) of the Code shall be granted based on the Performance Factors (as defined in Section 12.1) on or after the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Factors unless the Performance Factors are reapproved (or other designated performance goals are approved) by the stockholders on or before such stockholder meeting.
1.5    Forms of Awards. Awards made under the Plan may be in the form of Incentive Options, Nonqualified Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards, all as the Committee in its sole discretion shall decide. The terms and conditions of any Award to any Participant shall be reflected in such form of written or electronic document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document; provided, however, that the Participant may sign a copy of such document through an electronic grant notification system maintained by or on behalf of the Company.
ARTICLE 2
DEFINITIONS
Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
2.1    “Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award, as any such Agreement may be supplemented or amended from time to time. Any reference herein to an Agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.2    “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted under the Plan.
2.3    “Board” means the Board of Directors of the Company.
2.4    “Cash-Based Award” means an Award granted pursuant to Article 11.
2.5    “Cause” means (A) the meaning given to such term in any employment agreement, severance agreement, change in control agreement or similar agreement with the Company to which such Participant is party, (B) a felony conviction of the Participant, (C) the commission by the Participant of an act of fraud or embezzlement against the Company, (D) the Participant’s willful misconduct or gross negligence materially detrimental to the Company, (E) the Participant’s wrongful dissemination or use of confidential or proprietary information, (F) the intentional and habitual neglect by the Participant of his duties to the Company or (G) as otherwise defined in the applicable Agreement.
2.6    “Change-In-Control” means the first to occur of:

(i)
the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act ) of “beneficial ownership” (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following transactions shall not constitute a Change-In-Control: (A) an acquisition by the Company, (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) an acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares, (D) an acquisition by an entity pursuant to a Business Combination (as defined in subsection (iii) of this Section 2.6) that satisfies clauses (A), (B) and (C) of such subsection or (E) any acquisition directly from the Company;

(ii)
the following individuals cease for any reason to constitute a majority of the Company’s Directors then serving: individuals who as of the Effective Date constitute the Board (the “Initial Directors”) and any new Director (a “New Director”) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the Directors then in office who either are Initial Directors or New Directors; provided, however, that a Director whose initial assumption of office is in connection with an actual or threatened election contest (including but not limited to a consent solicitation) relating to the election of Directors of the Company shall not be considered a New Director;

(iii)
the occurrence or consummation of a reorganization, merger or consolidation or a sale or disposition of all or substantially all of the Company’s assets (a “Business Combination”), other than a Business Combination in which (A) the voting securities of the Company outstanding immediately prior thereto and entitled to vote generally in the election of directors continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such Business Combination and entitled to vote generally in the election of directors; (B) no “person” (as hereinabove defined), other than the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company, or an entity resulting from such Business Combination, acquires more than thirty-five percent of the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Initial Directors or New Directors at the time of the execution of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto, and any rules or regulations promulgated thereunder. Reference to any specific Code section shall include any successor section.
2.8    “Committee” means the Compensation Committee of the Board or such other committee of the Board designated by the Board to administer the Plan.
2.9    “Company” means KCG Holdings, Inc. (including its predecessor Knight Capital Group, Inc.) and any of its Subsidiaries and affiliates and any successor entity thereto.
2.10    “Covered Employee” means an Employee whose compensation is subject to the potential tax deduction disallowance provisions of Section 162(m) of the Code and such other Employees designated as such by the Company.
2.11    “Date of Grant” means the date on which the Committee determines the terms of an Award to a specified Participant, including, the number of Shares subject to the Award and, in the case of an Option or a Stock Appreciation Right, the applicable Exercise Price.
2.12    “Director” means a duly elected member of the Board.
2.13    “Disqualifying Disposition” means any disposition of the Shares acquired on exercise of an Incentive Option before the later of (a) two years after the Date of Grant of the Incentive Option or (b) one year after the date the Participant acquired Shares by exercising the Incentive Option, other than a transfer (i) from a decedent to an estate, (ii) by bequest or inheritance, (iii) pursuant to a tax-free corporate reorganization, or (iv) to a spouse or incident to divorce. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Participant provides proof satisfactory to the Committee of his continued beneficial ownership of the Shares.
2.14    “Employee” means an employee of the Company (including a prospective employee of the Company).
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto, and any rules or regulations promulgated thereunder. Reference to any specific Exchange Act section shall include any successor section.
2.16    “Exercise Price” means the price that must be paid by a Participant upon exercise of an Option to purchase a Share, or in the case of a Stock Appreciation Right, the price against which the stock price appreciation is measured.
2.17    “Fair Market Value” means, with respect to a Share, the average of the high and low sales price on the principal exchange or market on which the Share is then listed for the last preceding date on which there was a sale of such Share on such exchange or market, unless determined otherwise by the Committee.
2.18    “Good Reason” means the meaning given to such term in any employment agreement, severance agreement, change in control agreement or similar agreement with the Company (if any) to which such Participant is party.

2.19    “Incentive Option” means an option granted pursuant to Section 6.3 that is both intended to qualify and qualifies as an “incentive stock option” under Section 422 of the Code.
2.20    “Nonqualified Option” means an option granted pursuant to Article 6 that either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an “incentive stock option” under Section 422 of the Code.
2.21    “Option” means a Nonqualified Option or an Incentive Option granted pursuant to Article 6.
2.22    “Other Stock-Based Award” means an award granted pursuant to Article 10.
2.23    “Participant” means an Employee or Director who has received or is eligible to receive an Award under the Plan.
2.24    “Plan” means this KCG Holdings, Inc. Amended and Restated Equity Incentive Plan, as amended from time to time.
2.25    “Restricted Share” means a Share granted pursuant to Article 8 that is subject to such terms and conditions as determined by the Committee at the time of grant, including, without limitation, vesting or non-transferability restrictions.
2.26    “Restricted Stock Unit” means a restricted stock unit granted pursuant to Article 9 that is subject to such terms and conditions as determined by the Committee at the time of grant, including, without limitation, vesting or non-transferability restrictions.
2.27    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto, and any rules or regulations promulgated thereunder. Reference to any specific Securities Act section shall include any successor section.
2.28    “Shares” mean shares of Common Stock, $0.01 par value per share, of the Company.
2.29    “Stock Appreciation Right” means a right, granted pursuant to Article 7, to receive upon exercise of such right before a specified date, in cash or Shares (or a combination thereof) as determined by the Committee, an amount equal to the increase in Fair Market Value of a specified number of Shares over the Exercise Price of such Stock Appreciation Right.
2.30    “Subsidiary” of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code) of the Company. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
2.31    “Termination of Service” occurs when a Participant ceases to be an Employee of, or ceases to provide services as a Director to, the Company, as the case may be, for any reason; provided, however, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code).
ARTICLE 3
ADMINISTRATION
3.1    Administration. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award as it deems necessary or advisable. All determinations and interpretations made by the Committee will be final, binding and conclusive on all Participants and on their legal representatives and beneficiaries. The Committee will have the authority, in its absolute discretion, to determine the persons who will receive Awards, the time when Awards will be granted, the terms of such Awards and the number of Shares, if any, which will be subject to such Awards. Unless otherwise provided in an Agreement, the Committee reserves the authority, in its absolute discretion, (a) to amend any outstanding

Agreement in any respect, whether or not the rights of the Participant of such Award are adversely affected (but subject to Article 13 and Section 162(m) of the Code, to the extent applicable), including, without limitation, to accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised, to waive or amend any restrictions or conditions set forth in such Agreement, or to impose new restrictions and conditions, or to reflect a change in the Participant’s circumstances or to modify, amend or adjust the terms and conditions of performance goals, and (b) to determine whether, to what extent and under what circumstances and method or methods (i) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property (or combination thereof), (B) exercised or (C) canceled, forfeited or suspended, (ii) Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee and (iii) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan, in which case the Board will have all of the authority and responsibility granted to the Committee herein, subject to the requirements of applicable law and the Code.
3.2    Delegation by Committee. Except to the extent prohibited by applicable law, the Code or the applicable rules of a stock exchange, the Committee may delegate to any person or persons selected by it, who may or may not be Directors, all or any part of its responsibilities and powers as set forth above. In making such allocation or delegation, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.
3.3    Liabilities and Indemnification. No Employee or Director shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award granted pursuant thereto. Each Employee and Director shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such Employee’s or Director’s own fraud, bad faith or willful misconduct. Such indemnification shall be in addition to any rights of indemnification the Employee or Director may have under the certificate of incorporation and/or by-laws of the Company, as a matter of law, or otherwise, or any other power the Company may have to indemnify such persons or hold them harmless. The foregoing right of indemnification shall not apply to the actions, determinations or interpretations made by an individual with regard to Awards granted to him or her under the Plan.
3.4    Compliance as an SEC Registrant. During any period in which the Company has issued and outstanding any class of common equity securities which is registered under Section 12 of the Exchange Act, the Committee shall be comprised of not less than two persons each of whom qualifies as: (i) a “non-employee director” within the meaning of Section 16(b) of the Exchange Act, and (ii) an “independent director” as defined under New York Stock Exchange Section 303A.02 or such other applicable stock exchange rule. To the extent that the Board determines it appropriate for the compensation realized from Awards to be considered “performance-based compensation” under Section 162(m), the Committee shall be composed of two or more members, each of whom is an “outside director” within the meaning of Section 162(m) of the Code; provided that nothing in this Plan shall be construed to require the Committee or the Board to grant Awards that satisfy the requirements of Section 162(m) of the Code. If for any reason the Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
3.5    International Participants. With respect to Participants who are foreign nationals, reside or work outside the United States, or both, the Committee may, in its sole discretion, to comply with foreign law or practices and to further the purposes of the Plan, without amending the Plan, establish special rules, or adopt sub-plans or supplements, applicable to such Participants and grant Awards (or amend existing Awards) to such Participants in accordance with those rules or sub-plans.
ARTICLE 4
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to the following provisions of this Article 4 and the adjustment provisions of Section 13.1, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall be 32,852,605.
4.2    Source of Shares. Shares will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
4.3    Counting of Shares.
4.3.a.    Each Share underlying an Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award hereunder shall count as one Share; provided, however, that if a Stock Appreciation Right is granted in tandem with an Option, such grant shall count only once against the share maximum indicated in Section 4.1.
4.3.b.    Shares subject to an Award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement shall be available for future grants of Awards under the Plan and shall be added back in the same number of Shares as were deducted in respect of the grant of such Award. Additionally, Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or to satisfy any tax withholding obligation with respect to an Award shall be available for future grants of Awards under the Plan and shall be added back in the same number of Shares as were tendered or withheld. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.
4.3.c.    To the extent that any option or other award outstanding pursuant to a Prior Plan, expires, is terminated, forfeited or canceled without having been exercised or settled in full, Shares subject to such awards shall be deemed to have not been delivered and shall be added to the share maximum; provided, however, that the aggregate number of Shares outstanding under the Prior Plans that may be added to the share maximum pursuant to this Section 4.3.c shall not exceed 676,936 (as such number may be adjusted from time to time as provided in Section 13.1).
4.3.d.    Shares issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of Shares that may be issued under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1    General. Awards under the Plan may be granted to Employees and Directors.
5.2    Committee Discretion. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. The Committee’s determinations under the Plan (including, without limitation, determinations of which Employees and Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 6
GRANTS OF STOCK OPTIONS
6.1    Grant of Options. Options may be granted to Participants in such number and at such times during the term of the Plan as the Committee may determine, subject to the limits on grants set forth in

Sections 6.3.a and 6.5.
6.2    Exercise Price. The Committee shall fix the Exercise Price of the Option on the Date of Grant, which may not be less than the Fair Market Value of a Share on the Date of Grant.
6.3    Special Provisions Applicable to Incentive Options.
6.3.a.    Options granted under the Plan that are intended to qualify as Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to Employees of the Company or any Subsidiary who are citizens or resident aliens of the United States. The maximum number of Shares with respect to which Incentive Options may be granted during the term of the Plan shall be 8,333,333 (as such number may be adjusted from time to time as provided in Section 13.1).
6.3.b.    To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Participant in any calendar year (under the Plan or any other compensation plan of the Company or any Subsidiary) exceeds $100,000, such Options shall not be considered Incentive Options.
6.3.c.    No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless such Option (i) has an Exercise Price of at least one hundred ten percent of the Fair Market Value of the Shares on the Date of Grant of such Option; and (ii) cannot be exercised more than five years after the Date of Grant of such Option.
6.3.d.    The Participant shall notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Incentive Option.
6.4    Option Term. The Committee shall specify the term during which any Option may be exercised, which may not exceed ten years following the Date of Grant.
6.5    Individual Limitations. No Participant may be granted, in any fiscal year of the Company, Options covering more than 2,000,000 Shares (as such number may be adjusted from time to time as provided in Section 13.1).
6.6    Exercises of Options. Any Option may be exercised in whole or in part at any time to the extent such Option has become vested and exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised in accordance with such procedures for the exercise of Options as the Committee may establish from time to time.
6.7    Payment for Shares. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option (except that, in the case of an exercise arrangement approved by the Committee and described in clause (v) below, payment may be made as soon as practicable after the exercise). The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 14.3 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) the tendering, by either actual delivery or by attestation, of whole Shares, having a Fair Market Value as of the day of exercise equal to the aggregate Exercise Price, (iv) the surrendering of all or part of the Shares issuable upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided, however, that the Company shall accept a cash or other payment to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued, or (v) through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable written instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable

Federal, state and local employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. If the Option Exercise Price may be paid in Shares as provided above, Shares delivered by the Participant may be Shares which were received by the Participant upon exercise of one or more previously exercised Options, but only if such Shares have been held by the Participant for at least six months, or such other period of time (if any) as is required, in the opinion of the Company’s auditor, to avoid adverse financial accounting results.
ARTICLE 7
GRANTS OF STOCK APPRECIATION RIGHTS
7.1    Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants in such number and at such times during the term of the Plan as the Committee may determine, subject to the limits on grants set forth in Section 7.4. The Committee may grant Stock Appreciation Rights either independently or in connection with an Option.
7.2    Exercise Price. The Committee shall fix the Exercise Price of the Stock Appreciation Right on the Date of Grant, which shall not be less than the Fair Market Value of a Share on the Date of Grant.
7.3    Stock Appreciation Right Term. The Committee shall specify the term during which any Stock Appreciation Right may be exercised, which may not exceed ten years following the Date of Grant.
7.4    Individual Limitations. No Participant may be granted, in any fiscal year of the Company, Stock Appreciation Rights covering more than 2,000,000 Shares (as such number may be adjusted from time to time as provided in Section 13.1).
7.5    Exercises of Stock Appreciation Rights. Any Stock Appreciation Right may be exercised in whole or in part at any time to the extent such Option has become vested and exercisable during the term of such Stock Appreciation Right; provided, however, that each partial exercise shall be for whole Shares only. Each Stock Appreciation Right, or any exercisable portion thereof, may only be exercised in accordance with such procedures for the exercise of Stock Appreciation Rights as the Committee may establish from time to time.
7.6    Payment Upon Exercise of Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option shall entitle the holder to receive from the Company in exchange for the surrender to the Company of the related unexercised Option, or any portion thereof, an amount equal to the excess of the Fair Market Value of one Share on the day of the surrender of such Option over the Option Exercise Price. A Stock Appreciation Right granted independently of an Option shall entitle the holder to receive upon exercise an amount equal to the excess of the Fair Market Value of one Share on the day the Stock Appreciation Right is exercised over the Exercise Price of such Stock Appreciation Right. The Company’s obligation to any Participant exercising a Stock Appreciation Right may be paid in cash or Shares, or partly in cash and partly in Shares, at the sole discretion of the Committee. The number of Shares deliverable upon the satisfaction of an obligation in respect of a Stock Appreciation Right that is satisfied in Shares shall be determined based on the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right.
ARTICLE 8
GRANTS OF RESTRICTED SHARES
8.1    Form of Awards. Restricted Shares may be granted to Participants in such number and at such times during the term of the Plan as the Committee may determine. Restricted Shares shall be evidenced in such manner as the Committee may determine, including through a book entry system with the transfer agent. Any certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). Upon becoming vested, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, in accordance with the Participant’s will or the laws of descent of distribution. Each certificate evidencing Restricted Shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares.
8.2    Right to Vote; Dividends.
8.2.a.    During the restriction period, the Participant shall have all the rights of a stockholder for each Restricted Share, including the right to vote and the right to receive dividends thereon as paid and, subject to and conditioned upon the full vesting of such Restricted Share, the right to tender such Restricted Share.
8.2.b.    Dividend payments in the case of a Restricted Share that is subject to performance vesting conditions shall be treated as unvested so long as such Restricted Share remains unvested, and any such dividend payments that would otherwise have been paid during the applicable vesting period shall instead be accumulated (and, if paid in cash, reinvested in additional Shares based on the Fair Market Value of the Shares on the date of reinvestment) and paid within 30 days following the date on which such Restricted Share is determined by the Committee to have satisfied such performance vesting conditions. Any dividend payments that are accumulated and paid after the date specified in the preceding sentence may be treated separately from the right to other amounts under the Award.
ARTICLE 9
GRANTS OF RESTRICTED STOCK UNITS
9.1    Form of Awards. Restricted Stock Units may be granted to Participants in such number and at such times during the term of the Plan and subject to such terms and conditions as the Committee may determine, including, without limitation, the achievement of performance goals. A Participant granted Restricted Stock Units will have only the rights of a general unsecured creditor of the Company until delivery of the Shares, cash or other securities or property is made as specified in the applicable Agreement. On the delivery date specified in the Agreement, the Participant will receive one Share, or cash, securities or other property equal in value to a Share, or a combination thereof, as specified by the Committee.
9.2    Dividend Equivalents.
9.2.a.    Restricted Stock Units may provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Share subject to the Award is earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee. A Participant granted a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until the payment of such amounts is made as specified in the applicable Agreement.
9.2.b.    Unless the Committee otherwise specifies in the Agreement and subject to Section 9.3.c, dividend equivalent payments shall be paid to the Participant at least annually, not later than the fifteenth day of the third month following the end of the calendar year in which the dividend equivalent payments are credited (or, if later, the fifteenth day of the third month following the end of the calendar year in which the dividend equivalent payments are no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code).
9.2.c.    Dividend equivalent payments in the case of Restricted Stock Units that are subject to performance vesting conditions shall be treated as unvested so long as such Restricted Stock Units remain unvested, and any such dividend equivalent payments that would otherwise have been paid during the applicable vesting period shall instead be accumulated (and, if paid in cash, reinvested in additional Shares based on the Fair Market Value of the Shares on the date of reinvestment) and paid within 30 days following the date on which such Restricted Stock Units are determined by the Committee to have satisfied such performance vesting conditions. Any dividend equivalent payments that are accumulated and paid after the date specified in the preceding sentence may be treated separately from the right to other amounts under the Award.
ARTICLE 10
OTHER STOCK-BASED AWARDS
The Committee may grant other types of equity-based or equity-related Awards (including, without limitation, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual Shares to Participants or may be settled in cash, other securities, other Awards or other property (or a combination thereof) and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
ARTICLE 11
GRANTS OF CASH-BASED AWARDS
The Committee may grant cash-based Awards in such amounts and subject to such terms and conditions as the Committee may determine, subject to Section 12.3, if applicable.
ARTICLE 12
PERFORMANCE-BASED AWARDS
12.1    Performance-Based Awards. The Committee may provide that the vesting of an Award will be determined based on the achievement of one or more performance criteria (the “Performance Factor(s)”). The Performance Factors applicable to any Award granted to a Covered Employee shall be specified coincident with the grant of the Award, and in no event later than ninety days after the commencement of any fiscal year in respect of which the relative achievement of the Performance Factor is to be measured or such other date as is required by Section 162(m) of the Code.
12.2     Performance Factors. Performance Factors may include any or all of the following: enterprise value or value creation targets; after-tax or pre-tax profits (including net operating profit after taxes) or net income, including without limitation that attributable to continuing and/or other operations; after-tax or pre-tax margins; revenues; operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization); reduction of, or limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; consummation of debt and equity offerings; equity capital raised; earnings per share, earnings per diluted share or earnings per share from continuing operations; return on capital employed (including, without limitation, return on invested capital or return on committed capital), return on revenues, return on assets and return on stockholders’ equity; market share; the fair market value of the shares of the Company’s common stock, par value $0.01 per share; the growth in the value of an investment in the Shares assuming the reinvestment of dividends; reduction of, or limiting the level of increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales); economic value added targets based on a cash flow return on investment formula; customer satisfaction or service measures or indices; employee satisfaction; efficiency or productivity measures; asset management (e.g., inventory and receivable levels); compliance goals (e.g., regulatory and legal compliance); or strategic business objectives, goals or initiatives.
In addition, Performance Factors may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company and may be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance. With respect to an Award subject to Section 162(m) of the Code and to the extent permitted thereunder (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Factors may be based or (ii) adjust, modify or amend the aforementioned business criteria. The Performance Factors may incorporate, if and only to the extent permitted under Section 162(m) of the Code if Section 162(m) is applicable to such Award, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent an Award is subject to Section 162(m) of the Code and any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.
12.3    Individual Limitations. Notwithstanding anything to the contrary contained in the Plan, the maximum number of Shares with respect to which Awards may be granted to a Covered Employee for any 12-month period contained in the performance period for such Award shall be 2,000,000 (as adjusted pursuant to the provisions of Section 13.1 of the Plan) and the maximum payment under any Award granted to a Covered Employee (valued as of the date of grant of such Award(s)) shall be $15 million for each 12-month period contained in the performance period for such Award. The grant limits under the preceding sentence shall apply to an Award only if the Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. The Committee may structure the terms of a Performance Factor so as to permit the reduction or elimination of any Award under the Plan, but in no event may the Committee exercise discretion to increase the amount or vesting of an Award that is intended to comply with Section 162(m) of the Code.
ARTICLE 13
EVENTS AFFECTING PLAN RESERVE OR AWARDS
13.1    Capital Adjustments.
13.1.a.    If the Company subdivides its outstanding Shares into a greater number of Shares (including, without limitation, by stock dividend or stock split) or combines its outstanding Shares into a smaller number of shares (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event (including mergers or consolidations) affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the aggregate number and/or kind of Shares reserved for the Plan, (ii) the number and/or kind of shares subject to outstanding Awards, (iii) the Exercise Price with respect to outstanding Options and Stock Appreciation Rights, (iv) the individual Participant share limitations set forth in Sections 6.5, 7.4 and 12.3 (but not the dollar limitation set forth in Section 12.3), (v) the number of Shares set forth in Section 6.3.a that can be issued through Incentive Options and (vi) any other adjustment that the Committee determines to be equitable; provided, however, that the number of Shares subject to any Option shall be rounded down to the nearest whole number; provided, further, that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 13.1. Any such adjustment shall be final and binding upon all Participants, the Company, their representatives and all other interested persons.
13.1.b.    In the event of a transaction involving (i) a merger or consolidation in which the Company is not the surviving company or (ii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of Awards theretofore granted under the Plan, or the substitution for such Awards of new Awards of the successor corporation, with appropriate adjustment as to the number and/or kind of shares and the purchase price for shares thereunder, or, in the discretion of the Committee, the Plan and the Awards issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the Fair Market Value of a Share multiplied by the number of Shares subject to the Award less, in the case of Options and Stock Appreciation Rights, the Exercise Price for such Awards; provided, however, for the avoidance of doubt, if a transaction described above occurs, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the Exercise Price is equal to or exceeds the Fair Market Value of a Share without payment of consideration therefor.

13.2    Change-In-Control.
13.2.a.    Unless the Committee determines otherwise or as otherwise provided in an Agreement: (i) in the event of a Change-In-Control, the performance conditions of each outstanding performance-based Award shall be deemed earned at the target level (or, if no target level is specified, the maximum level) as of the effective date of the Change-In-Control with respect to all open performance periods; provided that such Award or Share shall remain subject to any service-based vesting conditions, and (ii) in the event of a Termination of Service by the Company without Cause or by a Participant for Good Reason within 12 months following a Change-In-Control, each outstanding Award subject to a service-based vesting condition shall become fully vested and, in the case of Options and Stock Appreciation Rights, fully exercisable.
13.2.b.    In the event of a Change-In-Control, outstanding Awards will be treated, to the extent determined by the Committee in its sole discretion and subject to Section 409A of the Code, in accordance with one or more of the following: (i) settle Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of Options and Stock Appreciation Rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of outstanding Awards, as determined by the Committee in its sole discretion; (iii) modify the terms of Awards to add events, conditions or circumstances upon which the vesting of such Awards or lapse of restrictions thereon will accelerate or (iv) provide that for a period of at least 20 days prior to the Change-In-Control, any Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the Change-In-Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change-In-Control and if the Change-In-Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Stock Appreciation Rights not exercised prior to the consummation of the Change-In-Control will terminate and be of no further force and effect as of the consummation of the Change-in-Control. For the avoidance of doubt, in the event of a Change-In-Control where all Options and Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the Exercise Price is equal to or exceeds the per share value of the consideration to be paid in the Change-In-Control transaction without payment of consideration therefor.
13.2.c.    Notwithstanding any other provision of the Plan to the contrary, if a Change-In-Control occurs that is not a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, and payment or distribution of an Award that is “nonqualified deferred compensation” subject to Section 409A of the Code would otherwise be made or commence on the date of such Change-In-Control (pursuant to the Plan, the Award or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Section 409A of the Code permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A of the Code, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Section 409A of the Code, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.
13.3    Divestitures. In the event of the Company’s sale or divestiture of a business unit or Subsidiary that is not a Change-In-Control, the Committee may take such action, or no action, with respect to outstanding Awards as it determines in its sole discretion. For the avoidance of doubt and notwithstanding anything in the Plan or an Agreement to the contrary, a Termination of Service by reason of the Company’s sale or divestiture of a business unit where such transaction is not a Change-In-Control shall not constitute a Termination of Service by the Company without Cause.

13.4    Recapture; Adjustment of Awards. If at any time within two years after the date on which a Participant exercises an Option or Stock Appreciation Right, or on which Restricted Stock vests, or which is the maturity date of Restricted Stock Units, Cash-Based Awards or Other Stock-Based Awards (each of which is a “realization event”), the Participant (a) is terminated for Cause, (b) engages in or has engaged in any activity that is a violation of a non-compete agreement, (c) violates or has violated any confidentiality or proprietary information obligation Participant owes to the Company (including, but not limited to, the confidentiality or proprietary information obligations in any non-compete agreement, employment agreement, offer letter, employee handbook, non-disclosure agreement, Code of Business Conduct or Ethics, equity award agreement, or any other Company agreement signed by the Participant that contains such obligations), and/or (d) engages in or has engaged in any act of fraud against the Company, then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a Share. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).
In addition, the Company reserves the right to cancel or adjust the amount of any Award if the financial statements of the Company on which the calculation or determination of the Award was based are subsequently restated due to error or misconduct and, in the judgment of the Committee, the financial statements as so restated would have resulted in a smaller or no Award if such information had been known at the time the Award had originally been calculated or determined.
ARTICLE 14
MISCELLANEOUS PROVISIONS
14.1    Legends. Each certificate evidencing Shares obtained through the Plan shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions applicable to such Shares, including, without limitation, any to the effect that the Shares represented thereby (i) are subject to contractual restrictions regarding disposition, and (ii) may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such dispositions will not violate any federal or state securities laws.
All certificates for Shares delivered under the Plan and/or all Shares delivered under the Plan held in book entry accounts shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.2    Compliance with Other Laws and Regulations. The obligation of the Company with respect to the grant, exercise and settlement of Awards hereunder shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted.
14.3    Payroll Tax Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable federal, state and local tax withholding requirements. To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award or Shares acquired pursuant to an Award, or in respect of any such Award or Shares becoming vested or upon making an election under Section 83(b) of the Code, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld. If no such payments are due or to become due to such Participant, or if such payments are insufficient to satisfy such Federal, state or local taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion. Federal, state and local withholding tax due upon the exercise of any Option or Stock Appreciation Right, the vesting of an Award or upon making an election under Section 83(b) of the Code may, in the discretion of the Committee, be paid in Shares already owned by the Participant or through the withholding of Shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine which Shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment.
14.4    Nonassignability; No Hedging. Unless otherwise provided in an Agreement, no Award (or any rights and obligations thereunder) granted to any Participant under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Participant to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 14.4 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Agreements will be binding upon any permitted successors and assigns.
14.5    Exclusion from Benefit Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company.
14.6    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.
14.7    No Rights to Continued Employment. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee or other Eligible Individual the right to be retained in the employ of the Company, or the right to continue to provide services to the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
14.8    Waiver of Claims. Each Participant recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Agreement, any determination, action or omission hereunder or under any Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Agreement (other than an amendment to the Plan or an Agreement to which his or her consent is expressly required by the express terms of an Agreement).
14.9    No Liability with Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Participant on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.
14.10    Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.
14.11    Unfunded Status. Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.
14.12    Section 409A. It is the intention of the Company that each Award be exempt from or comply with the terms of Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of each Award shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or the vesting, exercise or payment of any Award hereunder are subject to the additional tax and penalties under Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that is subject to Section 409A of the Code, if a Participant is a “specified employee” (as such term is defined in Section 409A of the Code and as determined by the Company) as of the Participant’s Termination of Service, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Service will be accumulated and paid (without interest) on the earlier of (i) the first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Section 409A of the Code) or (ii) the date of the Participant’s death. If an Award that is subject to Section 409A of the Code (a) includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and (b) includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the regulations promulgated under the Code), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award.
14.13    Choice of Forum.
14.13.a.    Jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in Newark, New Jersey over any suit, action or proceeding arising out of or relating to or concerning the Plan that is not otherwise arbitrated or resolved according to Section 14.14. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 14.13.a has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 14.13.
14.13.b.    Acceptance of Jurisdiction. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 14.13.a, (iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 14.13 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.
14.13.c.    Service of Process. Each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably appoints the General Counsel of KCG as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan that is not otherwise arbitrated or resolved according to Section 14.13, who shall promptly advise such Participant of any such service of process.
14.13.d.    Confidentiality. Each Participant, as a condition to such Participant’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 14.13, except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).
14.14    Dispute Resolution. Subject to the provisions of Section 14.13, any dispute, controversy or claim between the Company and a Participant, arising out of or relating to or concerning the Plan or any Award shall be finally settled by binding arbitration in Newark, New Jersey before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (“NYSE”) or, if NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by a Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee.
ARTICLE 15
TERMINATION AND AMENDMENT
15.1    Termination and Amendment of the Plan. The Board or the Committee may at any time terminate, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; provided, however, that no amendment shall be made without stockholder approval if such amendment (i) would increase the maximum aggregate number of Shares that may be issued under the Plan (other than pursuant to Section 13.1), (ii) would materially modify the requirements for participation in the Plan, (iii) would materially increase the benefits accruing to Participants under the Plan or (iv) requires stockholder approval to comply with any applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency.
15.2    Modification. No termination, modification or amendment of the Plan or any outstanding Award may, without the consent of the person to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such person with respect to such outstanding Award. No Option or Stock Appreciation Right may be repriced, replaced, regranted through cancellation, exchanged for cash or modified without stockholder approval (except in connection with an event described in Section 13.1), if the effect of such change in terms would be to reduce the Exercise Price for the Shares underlying such Option or Stock Appreciation Right.